UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2005 (April 6, 2005)

Behringer Harvard Short-Term Opportunity
Fund I LP

Texas	333-100125	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On February 11, 2004, Behringer Harvard Short-Term Opportunity Fund I LP, (“the Registrant”) acquired in a single transaction properties located in Dallas, Texas consisting of a five-story office building containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes, both located on approximately 1.7 acres subject to a ground lease that expires in 2097 (the “Improved Property”) and approximately 1.6 acres of undeveloped land adjoining the Improved Property (the “Development Property,” and together with the Improved Property, the “Woodall Rodgers Property”). The total purchase price of the Woodall Rodgers Property was approximately $10,700,000. The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP (the “Woodall Rodgers Partnership”), in which Behringer Harvard Woodall Rodgers GP, LLC, a wholly-owned subsidiary of the Registrant, is the general partner, the Registrant is the Class A Limited Partner and PRG Realty Partners, Ltd. is the Class B Limited Partner.

On April 6, 2005, the Woodall Rodgers Partnership sold the Development Property to LZA Properties, L.P., which acquired the Development Property through assignments from Texas Land & Realty, LLC, each unaffiliated third parties. The contract sale price was $4,194,828. In accordance with the loan agreement associated with the Woodall Rodgers Property, a portion of the proceeds of the sale were used to (i) pay-off the $1,700,000 mortgage note of the Development Property, (ii) make a principal payment of $300,000 to pay down the mortgage note of the Improved Property, and (iii) increase the general reserve account by $200,000. At the closing of the sale of the Development Property, the Woodall Rodgers Partnership paid total real estate commissions of $140,845. One-half of this commission was paid to Trammell Crow Company and one-half was paid to Robert W. McMillan, a member of the Registrant’s advisory board.

Item 9.01        Financial Statements and Exhibits

           (c)    Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP

	By:	Behringer Harvard Advisors II LP
Co-General Partner

Dated: April 12, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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